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                                                                 EXHIBIT 3.1a


           F I L E D
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
        STATE OF NEVADA

         JAN 24 1994

CHERYL A. LAU SECRETARY OF STATE

No. 1530-77                      AMENDMENT

                     TO THE ARTICLES OF INCORPORATION OF

                           PACIFIC GOLD CORPORATION
                                    * * * *

                 Pursuant to the provisions of the Nevada Revised Statutes, PACIFIC GOLD CORPORATION, a Nevada corporation, adopts the following amendments to its Articles of Incorporation:

                 1. The undersigned hereby certifies that on the 27th day of December, 1993, a Special Meeting of the Board of Directors of Pacific Gold Corporation was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolutions were unanimously adopted by the Board of Directors:

         BE IT RESOLVED: That the Secretary of the corporation, Alan P. MacQuoid, is hereby authorized and directed to call an Annual Meeting of Stockholders to be held on Sunday, January 23, 1994, at 2:00 p.m. at the Four Queens Hotel, Las Vegas, Nevada for the following purpose:

         (1) To consider and vote upon a proposal to amend the corporation's Articles of Incorporation as follows:

                          To change the name of the corporation from PACIFIC GOLD CORPORATION to NEVADA GOLD & CASINOS, INC.

                 2. An Annual Meeting of the Shareholders of Pacific Gold Corporation was held on Sunday January 23, 1994, at 2:00 p.m., local time, at the Four Queens Hotel, Las Vegas,
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Nevada, and with regard thereto, the undersigned certify as follows:

                 a. Notice of a Special Meeting of Shareholders was mailed to each shareholder of record as of the close of business on December 27, 1993.

                 b. There were present in person or represented by Proxy 10,689,392 shares of the 13,599,168 shares outstanding in the corporation.

                 c. The proposal to amend the Articles of Incorporation which is set forth below, was adopted by 10,689,392 shares. There were -O-shares voting against the proposal, and -0- shares abstained from voting.

                 ARTICLE ONE:     [NAME] The name of the corporation is NEVADA
         GOLD & CASINOS, INC.

                 IN WITNESS WHEREOF, the undersigned being the President and Secretary of Pacific Gold Corporation, a Nevada corporation, hereunto affix their signatures this 23rd day of January, 1994.

                                                        PACIFIC GOLD CORPORATION

                                                        By: /s/ PAUL J. BURKETT
                                                            --------------------
                                                               Paul J. Burkett
                                                                  President

                                                        By: /s/ ALAN P. MACQUOID
                                                            --------------------
                                                              Alan P. MacQuoid
                                                                  Secretary

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STATE OF NEVADA           )
                          )   ss
COUNTY OF WASHOE          )

                 On the 23rd day of January, 1994, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Paul J. Burkett, President and Alan P. MacQuoid, Secretary, of PACIFIC GOLD CORPORATION, a Nevada corporation, known to me to be the persons described in and who executed the foregoing instrument, and who described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily, in behalf of and in their capacities as President and Secretary respectively of PACIFIC GOLD CORPORATION for the uses and purposes therein mentioned.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                       /s/ AMANDA E. WALKER
                                                       -------------------------
                                                       Notary Public
                                                       Residing in Washoe County

My Commission Expires:
                                                     AMANDA E. WALKER
                                          Notary Public - State of Nevada
9/18/94 Appointment Recorded in Washoe County MY APPOINTMENT EXPIRES SEPT. 18, 1994